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                                                               EXHIBIT 1.2


                                WRITTEN CONSENT
                                       OF
                                   DIRECTORS
                                       OF

                       BIO FLUORESCENT TECHNOLOGIES, INC.
                             (A Nevada corporation)



                The undersigned, constituting all of the directors of Bio Fluorescent, Inc., a Nevada corporation (the "Corporation"), hereby adopt the following resolutions by written consent pursuant to Section 78.315 of the Nevada General Corporation Law:

                WHEREAS, the Board of Directors has been presented with a proposal to authorize a one-for-three reverse stock split in accordance with the form of Officers' Certificate attached hereto as Exhibit A ("the Reverse Stock Split");

                WHEREAS, a vote of the shareholders is not required to effect a reverse stock split pursuant to Section 78.207 of the Nevada General Corporation Law;

                NOW, THEREFORE, BE IT RESOLVED, that the Reverse Stock Split be and hereby is approved.

                RESOLVED FURTHER, that any one or more of the Officers of the Corporation (the "Authorized Party") hereby is authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver the Reverse Stock Split substantially in the form presented to and considered by this Board of Directors, with such modifications therein as the Authorized Party executing the same on its behalf shall in his sole discretion determine, such determination to be conclusively evidenced by his execution and delivery thereof;

                RESOLVED, that the President, or any other executive officer of the Corporation, be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers' certificates and such other instruments and documents as they may deem necessary or appropriate in order to effectuate the Reverse Stock Split or any of the foregoing resolutions (hereby ratifying and confirming any and all actions taken heretofore and hereafter to accomplish such purposes, all or singular); and
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RESOLVED FURTHER, that the authority and power given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby approved, confirmed and ratified.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of November, 1996.


                                        /s/ RAY A. TRIPHAHN
                                        ----------------------------------
                                        Ray A. Triphahn


                                        /s/ A. RICHARD BULLOCK
                                        ----------------------------------
                                         A. Richard Bullock


                                        /s/ JAN J. OLIVIER
                                        ----------------------------------
                                         Jan J. Olivier